As filed with the Securities and Exchange Commission on May 3, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Duff & Phelps Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-8893559
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

55 East 52nd Street, 31st Floor
New York, New York 10055
(212) 871-2000

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

Edward S. Forman, Esq.
Executive Vice President, General Counsel and Secretary
Duff & Phelps Corporation
55 East 52nd Street, 31st Floor
New York, New York 10055
(212) 871-2000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

David J. Goldschmidt, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Telephone: (212) 735-3000
Facsimile: (212) 735-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered(1)	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Primary Offering:
Class A Common Stock	(2)	(2)		(2)		(2)
Preferred Stock	(2)	(2)		(2)		(2)
Debt Securities	(2)	(2)		(2)		(2)
Total Primary Offering	(2)	(2)	$500,000,000.00		$23,890.14	(3)(4)
Secondary Offering:
Class A Common Stock	7,987,920	$15.88 (5)	$557,657.96	(5)	$63.91	(4)(5)
Total					$23,954.05

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. Includes such securities as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions.
(2)	With respect to the primary offering, not required to be included pursuant to Form S-3 General Instruction II.D.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(4)	The $500,000,000 of securities registered hereunder for sale by the Registrant includes $291,534,512.50 of securities (the “Primary Unsold Securities”) registered pursuant to Registration Statement File No. 333-158739 (the “First Prior Registration Statement”) originally filed with the Securities and Exchange Commission (the “SEC”) on April 24, 2009 and subsequently declared effective on May 4, 2009, that have not been issued and sold by the Registrant. Pursuant to Rule 415(a)(6) under the Securities Act, $16,267.63 of filing fees previously paid in connection with the Unsold Primary Securities will continue to be applied to the Unsold Primary Securities. A filing fee of $23,890.14 is paid herewith in connection with the $208,465,487.50 of new primary securities registered hereunder. The 7,987,920 shares of Class A Common Stock registered hereunder for sale by certain selling stockholders include (i) 1,907,490 shares of Class A Common Stock registered under the First Prior Registration Statement and (ii) 6,045,313 shares of Class A Common Stock (collectively with the 1,907,490 shares of Class A Common Stock registered under the First Prior Registration Statement, the “Secondary Unsold Securities” and, together with the Primary Unsold Securities, the “Unsold Securities”) registered pursuant to Registration Statement File No. 333-162551 (the “Second Prior Registration Statement”), originally filed with the SEC on October 16, 2009 and subsequently declared effective on October 26, 2009. Pursuant to Rule 415(a)(6) under the Securities Act, the aggregate filing fee of $8,145.24 of filing fees previously paid in connection with the Unsold Secondary Securities will continue to be applied to the Unsold Secondary Securities. A filing fee of $63.91 is paid herewith in connection with the 35,117 shares of new Class A Common Stock registered hereunder.
(5)	Pursuant to Rule 457(c) under the Securities Act, the offering price and registration fee related to 35,117 shares of New Class A Common Stock are computed based on the average of the high and low prices reported for the registrant's Class A common stock traded on New York Stock Exchange on April 27, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The Registrant has an existing “shelf” Registration Statement, that went effective on May 4, 2009 and which expires on May 4, 2012, pursuant to SEC rules (the “Previous Registration Statement”). Accordingly, the Registrant is filing this new shelf Registration Statement for the purpose of continuing to provide the Registrant and the selling stockholders with the ability to sell securities from time to time covered by this Registration Statement. The Registrant has included in this Registration Statement the Unsold Securities registered pursuant to the Prior Registration Statement. In accordance with SEC rules, the Registrant may continue to offer and sell the Unsold Securities during the grace period afforded by Rule 415(a)(5). If the Registrant sells any Unsold Securities during the grace period, the Registrant will identify in a pre-effective amendment to this Registration Statement the new amount of Unsold Securities to be carried forward to this Registration Statement in reliance upon Rule 415(a)(6).

The information in this prospectus is not complete and may be changed. We and the selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 3, 2012

PROSPECTUS

$500,000,000

Class A Common Stock
Preferred Stock
Debt Securities

7,987,920 Shares of Class A Common Stock
Offered by the Selling Stockholders

We may, from time to time, offer to sell together or separately in one or more offerings up to $500,000,000 of:

•	common stock;
•	preferred stock; and
•	debt securities, which may be convertible or non-convertible.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of the offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

In addition, the selling stockholders as described in this prospectus may offer, from time to time, and sell up to a total of 7,987,920 shares of our Class A common stock. We will file a prospectus supplement relating to any sales by the selling stockholders and will identify the selling stockholders to the extent required and the number of shares of Class A common stock that such selling stockholders will be offering for sale. We will not receive any proceeds from the sale of our common stock by the selling stockholders. See “Selling Stockholders.”

We or the selling stockholders may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements. A prospectus supplement also may add, update or change information contained in this prospectus.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

Our Class A common stock is listed on the New York Stock Exchange under the trading symbol “DUF.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2012.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings, up to a maximum aggregate offering price of $500,000,000, and the selling stockholders may, from time to time, sell Class A common stock in one or more offerings, up to a total of 7,987,920 shares our Class A common stock.

This prospectus only provides you with a general description of the securities to be offered. Each time we sell securities described in this prospectus or the selling stockholders sell Class A common stock, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Company,” “we,” “Duff & Phelps,” “us” and “our” refer to Duff & Phelps Corporation, a Delaware corporation, and its consolidated subsidiaries for periods subsequent to October 3, 2007, the date we consummated our initial public offering (“IPO”) and related transactions. References to “Predecessor” refer to D&P Acquisitions, LLC and its subsidiaries (“D&P Acquisitions”) prior to the IPO. D&P Acquisitions was comprised of certain consolidated entities under the common ownership of D&P Acquisitions.

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SUMMARY

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

Our Business

We are a leading provider of independent financial advisory and investment banking services. We balance analytical skills, market insight and independence to provide expertise in the areas of valuation, transactions, financial restructuring, alternative assets, disputes and taxation. Over 1,000 Duff & Phelps employees work out of more than 25 offices around the world — including Amsterdam, Atlanta, Austin, Beijing, Boston, Chicago, Dallas, Denver, Detroit, Houston, London, Los Angeles, Morristown, Munich, New York, Paris, Philadelphia, Plano, San Francisco, Seattle, Shanghai, Silicon Valley, Tokyo, Toronto and Washington, D.C.

Our clients include publicly traded and privately held companies, government entities and investment organizations such as private equity firms and hedge funds. Additionally, we maintain extensive relationships with law, accounting and investment banking firms that refer a meaningful amount of business.

Our collaborative culture promotes cross-selling and coordinated, aggressive pursuit of new business opportunities across practice groups and services. In addition, our integrated and multi-disciplinary approach enables us to share professionals across multiple service lines, which more efficiently utilizes and develops our team's skill set. Duff & Phelps' culture, global scale, broad service offering and strong brand name provide an appealing career platform that attracts and retains some of the most talented professionals in our field.

We provide our services through our Financial Advisory, Alternative Asset Advisory and Investment Banking segments. Our Financial Advisory segment provides valuation advisory, specialty tax and dispute and legal management consulting services. These services help our clients effectively navigate through increasingly complex financial, accounting, tax, regulatory and legal issues. Our Alternative Asset Advisory segment provides services related to portfolio valuation, complex asset solutions and due diligence. Finally, our Investment Banking segment provides mergers and acquisitions advisory services, transaction opinions and global restructuring advisory services. Through these services we provide independent advice to our clients in order to assist them in making critical decisions in a variety of strategic situations.

Our History

The original Duff & Phelps business was founded in 1932 to provide high quality investment research services focused on the utility industry. Over several decades, it evolved into a diversified financial services firm providing investment banking, credit rating and investment management services. In 1994, the credit rating business of Duff & Phelps was spun off into a separate public company that was eventually purchased by Fitch Ratings, Ltd. In 2000, Duff & Phelps, LLC, the company that operated the investment banking practice of the Duff & Phelps business, was acquired by Webster Financial Corporation (“Webster”). In 2004, Duff & Phelps, LLC was acquired from Webster by its management and an investor group led by Lovell Minnick Partners LLC (“Lovell Minnick”).

In 2005, Duff & Phelps, LLC teamed with Lovell Minnick and Vestar Capital Partners (“Vestar”), another leading private equity firm, to acquire the Corporate Value Consulting business (“CVC”) from the Standard & Poor's division of The McGraw-Hill Companies, Inc. (“McGraw-Hill”). CVC was formed in the 1970s, initially as part of the financial advisory service groups of Price Waterhouse and Coopers & Lybrand. These practices were combined in 1998 when Price Waterhouse merged with Coopers & Lybrand to form PricewaterhouseCoopers (“PwC”) and were subsequently acquired by McGraw-Hill in 2001, thereby establishing independence from the audit practice of PwC. In connection with the acquisition of CVC, D&P Acquisitions was formed and Duff & Phelps, LLC became a wholly-owned subsidiary of D&P Acquisitions.

The Company was incorporated on April 23, 2007 and consummated its IPO on October 3, 2007.

Our principal executive offices are located at 55 East 52nd Street, 31st Floor, New York, New York 10055 and our telephone number at that address is (212) 871-2000. Our website address is www.duffandphelps.com. The information on, or accessible through, our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus.

RISK FACTORS

You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2011, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects and could result in a partial or complete loss of your investment. See “Where You Can Find More Information.”

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by the selling stockholders.

SELECTED FINANCIAL DATA

The following table sets forth the historical selected financial information for the Company. Effective January 1, 2012, the Company adopted the Financial Accounting Standards Board's (“FASB”) Accounting Standards Update (“ASU”) No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, as amended by ASU 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. These updates revise the manner in which entities present comprehensive income in their financial statements. The following selected financial information revises historical information to illustrate the new presentation required by this pronouncement for the periods presented.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited, In thousands)

	Year Ended
	December 31, 2011	December 31, 2010	December 31, 2009
Net income	$29,729	$29,346	$28,668
Other comprehensive income/(loss), net of tax
Currency translation adjustment	(1,422)	381	862
Amortization of post-retirement benefits (net of tax of $16, $0 and $0 for the years ended December 31, 2011, 2010 and 2009, respectively)	(114)	514	(134)
Other comprehensive income/(loss), net of tax	(1,536)	895	728
Comprehensive income	28,193	30,241	29,396
Less: comprehensive income attributable to noncontrolling interest	(10,692)	(12,769)	(17,248)
Comprehensive income attributable to Duff & Phelps Corporation	$17,501	$17,472	$12,148

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Successor								Predecessor
	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 4 to December 31, 2007		Period from January 1 to October 3, 2007
Ratio of Earnings to Fixed Charges(1)	6.9x	8.0x	8.9x	9.2x	8.5x	5.0x	—	(2)	1.9x

(1)	For purposes of calculating the ratio of earnings to fixed charges, earnings represent income before income taxes plus fixed charges. Fixed charges are the sum of interest and related expenses and one third of rent expense, which represents our estimate of the interest component of rent expense.
(2)	The amount of deficiency was approximately $13.4 million.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the Class A common stock, preferred stock and debt securities that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock is a summary and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and by applicable law.

Our authorized capital stock consists of 100,000,000 shares of Class A common stock, par value $0.01 per share, 50,000,000 shares of Class B common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

As of March 31, 2012, there were 38,574,471 shares of Class A common stock (including 4,433,108 outstanding restricted stock awards and 395,798 performance-based restricted stock awards) and 3,970,422 shares of Class B common stock outstanding.

Class A Common Stock

Holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.

Holders of our Class A common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

In the event of our merger or consolidation with or into another entity in connection with which shares of our Class A common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of shares of our Class A common stock will thereafter be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Class A common stock will be entitled to receive pro rata our remaining assets available for distribution.

Holders of our Class A common stock do not have preemptive, subscription, redemption or conversion rights.

Subject to the transfer restrictions set forth in the Third Amended and Restated Limited Liability Company Agreement of D&P Acquisitions, holders (other than Duff & Phelps Corporation) of fully vested membership interests of D&P Acquisitions (“New Class A Units”) may exchange these New Class A Units with D&P Acquisitions for shares of Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. The holders of New Class A Units also own one share of the Company's Class B common stock for each New Class A Unit. The New Class A Units are exchangeable on a one-for-one basis for shares of the Company's Class A common stock. In connection with any such exchange, a corresponding number of shares of Class B common stock will be cancelled.

Class B Common Stock

Holders of our Class B common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.

Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of Class B common stock and Class A common stock present in person or represented by proxy, voting together as a single class. Except as otherwise provided by law, amendments to our Amended and Restated Certificate of Incorporation must be approved by a majority of the combined voting power of all shares of Class B common stock and Class A common stock, voting together as a single class. However, amendments to the Amended and Restated

Certificate of Incorporation that would alter or change the powers, preferences or special rights of the Class B common stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class. Notwithstanding the foregoing, any amendment to our Amended and Restated Certificate of Incorporation to increase or decrease the authorized shares of any class of common stock shall be approved upon the affirmative vote of the holders of a majority of the shares of Class B common stock and Class A common stock, voting together as a single class.

Holders of our Class B common stock do not have any right to receive dividends or to receive a distribution upon a liquidation or winding up of Duff & Phelps. However, holders of Class B common stock may receive additional shares of Class B common stock proportionally with respect to each outstanding share of our Class B common stock in connection with a stock split effected in Class A common stock.

No shares of either class of common stock will be subject to redemption or will have preemptive rights to purchase additional shares of either class of common stock.

Preferred Stock

Our Amended and Restated Certificate of Incorporation authorizes our board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by our stockholders. Our board of directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

•	the designation of the series;
•	the number of shares of the series, which our board may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;
•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;
•	the dates at which dividends, if any, will be payable;
•	the redemption rights and price or prices, if any, for shares of the series;
•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company;
•	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates at which the shares will be convertible and all other terms and conditions upon which the conversion may be made;
•	restrictions on the issuance of shares of the same series or of any other class or series; and
•	the voting rights, if any, of the holders of the series.

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of you might believe to be in your best interests or in which you might receive a premium for your Class A common stock over the market price of the Class A common stock.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange (the “NYSE”), which apply so long as our Class A common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Anti-Takeover Effects of Delaware Law

We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law (“DGCL”). Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period after the date of the transaction in which the person became an interested stockholder unless:

•	prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or
•	at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person's affiliates and associates, owns, or within the previous three years did own, 15% or more of our voting stock.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Listing

Our Class A common stock is listed on the NYSE under the symbol “DUF.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities which may be convertible or non-convertible. We may issue debt securities in one or more series.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. The form of indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture, any related securities documents and those made a part of the indenture by the Trust Indenture Act of 1939, as amended. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and any related security documents, if any, in their entirety before investing in our debt securities. Capitalized terms used in the summary have the meanings specified in the indenture.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and aggregate principal amount of the debt securities;
•	whether the debt securities will be secured or unsecured;
•	whether the debt securities are convertible into other securities;
•	the percentage or percentages of principal amount at which such debt securities will be issued;
•	the interest rate(s) or the method for determining the interest rate(s);
•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;
•	the maturity date;
•	redemption or early repayment provisions;
•	authorized denominations;
•	form;
•	amount of discount or premium, if any, with which such debt securities will be issued;
•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;
•	the identity of the depositary for global securities;
•	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;
•	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;
•	any covenants applicable to the particular debt securities being issued;
•	any defaults and events of default applicable to the particular debt securities being issued;
•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to security and release of the guarantees), if any;
•	any restriction or condition on the transferability of the debt securities;
•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;
•	the securities exchange(s) on which the securities will be listed, if any;
•	whether any underwriter(s) will act as market maker(s) for the securities;
•	the extent to which a secondary market for the securities is expected to develop;
•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
•	provisions relating to covenant defeasance and legal defeasance;
•	provisions relating to satisfaction and discharge of the indenture;
•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and
•	additional terms not inconsistent with the provisions of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement, material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

SELLING STOCKHOLDERS

This prospectus relates, in part, to the offer and sale from time to time of up to (i) 6,080,430 shares of our Class A common stock by certain of our present and former employees, officers, directors and affiliates who have received, or may in the future receive, such shares in exchange for New Class A Units of D&P Acquisitions, of which we are the sole managing member, and (ii) 1,907,490 shares of our Class A common stock by Shinsei Bank, Limited, a Japanese corporation (“Shinsei”), which purchased such shares in a private placement on September 1, 2007. As used in this prospectus, the term “selling stockholders” refers to Shinsei together with our present and former employees, officers, directors and affiliates described above.

The New Class A Units were issued in connection with our reorganization immediately prior to the consummation of our initial public offering, which was completed on October 3, 2007. The holders of New Class A Units also own one share of Class B common stock for each New Class A Unit. In connection with the closing of the IPO, we entered into an exchange agreement, dated as of October 3, 2007 (as amended, the “Exchange Agreement”), by and among us, D&P Acquisitions, the selling stockholders (other than Shinsei) and certain other unitholders of D&P Acquisitions, we may issue shares of Class A common stock upon the exchange of the New Class A Units. Pursuant to the Exchange Agreement, in connection with any such exchange, a corresponding number of shares of our Class B common stock will be cancelled. In such circumstances, such selling stockholders may use this prospectus to resell, from time to time, the shares of Class A common stock that we may issue to them upon the exchange of the New Class A Units and the cancellation of the Class B common stock.

The registration of the Class A common stock to which this prospectus relates does not necessarily mean that any of the selling stockholders will exchange their New Class A Units for Class A common stock or that any shares of Class A common stock received upon exchange of the New Class A Units will be sold by the selling stockholders. If and to the extent we offer and sell securities pursuant to this prospectus and elect to use any or all of the proceeds from such offering to redeem New Class A Units held by the selling stockholders, the Class A common stock into which such New Class A Units would have been exchangeable will no longer be available for resale pursuant to this prospectus.

Exchange Agreement; Registration Rights

Pursuant to the Exchange Agreement, from time to time, typically once a quarter, the New Class A unitholders have the right to exchange with D&P Acquisitions their New Class A Units (together with the associated Class B common stock) for shares of our Class A common stock on a one-for-one basis, subject to a notice requirement, generally 45 days, and minimum retained ownership requirements, and subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. The Exchange Agreement generally provides that (i) Vestar and Lovell Minnick may elect to exchange with D&P Acquisitions 100% of their New Class A Units into shares of our Class A common stock as of the date of this prospectus; (ii) our executive officers and directors who own New Class A Units may elect to exchange with D&P Acquisitions 100% of their New Class A Units into shares of our Class A common stock as of the date of this prospectus; and (iii) our non-executive officers who own New Class A Units may elect to exchange with D&P Acquisitions 100% of their New Class A Units into shares of our Class A common stock as of the date of this prospectus.

The shares of Class A common stock referred to above are or will be “restricted securities,” as defined in Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”). We entered into a registration rights agreement, dated as of October 3, 2007 (the “Registration Rights Agreement”), with the selling stockholders that requires us to register these shares of Class A common stock and Shinsei's shares of Class A common stock under the Securities Act. This prospectus relates, in part, to the resale of such Class A common stock.

Stock Ownership of Selling Stockholders

The table below provides, as of April 30, 2012, the number of shares of Class A common stock beneficially owned by the selling stockholders. As the selling stockholders may sell all, some or none of their shares of Class A common stock, or may elect not to exchange any or all of their New Class A Units for Class A common stock, no estimate can be made of the aggregate number of shares of Class A common stock that are to be offered hereby, or the aggregate number of shares of Class A common stock that will be owned by each selling stockholder upon completion of the offering to which this prospectus relates. The number of shares in the column “Number of Shares Offered Hereby” includes the number of shares of Class A common stock the selling stockholder may receive in exchange for New Class A Units and the associated Class B common stock. Unless otherwise indicated, amounts shown in the column “Before the Offering” represent the number of securities shown in the column “Number of Shares Offered Hereby” plus shares of Class A common stock owned by the selling stockholders that are not covered by the registration statement of which this prospectus forms a part.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares of Class A common stock beneficially owned by them, subject to applicable community property laws.

Except as otherwise indicated, the address for each selling stockholder is c/o Duff & Phelps Corporation, 55 East 52nd Street, 31st Floor, New York, New York 10055.

	Before the Offering					After the Offering
	Class A Common Stock on a Fully-Exchanged Basis			Number of Shares Offered Hereby		Class A Common Stock on a Fully-Exchanged Basis(1)
Selling Stockholder	Number		Percent(2)	Number		Number	Percent(2)
Noah Gottdiener(3)	1,143,047	(4)(5)	2.7%	682,811	(4)(5)(6)	460,236	1.1%
Patrick M. Puzzuoli(7)	73,336		*	1,932		71,404	*
Jacob L. Silverman(8)	360,889	(9)	*	134,731	(9)(10)	226,158	*
Brett A. Marschke(11)	271,368	(12)	*	63,914	(12)	207,454	*
Harvey M. Krueger(13)	59,705	(14)(15)	*	40,991	(14)(15)	18,714	*
Robert M. Belke(16)	2,112,389		5.0%	2,093,675		18,714	*
Sander M. Levy(17)	2,858,412		6.7%	2,839,698		18,714	*
Jeffrey D. Lovell(18)	2,112,389		5.0%	2,093,675		18,714	*
Entities affiliated with Vestar(19)	2,839,698		6.7%	2,839,698		—	—
Entities affiliated with Lovell Minnick(20)	2,093,675		4.9%	2,093,675		—	—
Shinsei Bank, Limited(21)	1,907,490		4.5%	1,907,490		—	—
Brian Cullen	51,949		*	13,610		38,339	*
Mark Kramer	23,160		*	1,742		21,418	*
Michael P. Lynch	38,587		*	15,000		23,587	*
Yann Magnan	25,403		*	1,333		24,070	*
Patrick Prendergast	14,382		*	1,500		12,882	*
Jan Jaap Snel	5,998		*	498		5,500	*
Michael Wabnitz	4,442		*	1,333		3,109	*
Florian Wiedemann	7,256		*	101		7,155	*
Other selling stockholders**	198,970	(22)	*	198,970		—	—

*	Less than 1%
**	Includes certain present and former employees. Assumes that each unnamed selling stockholder does not beneficially own any shares of Class A common stock other than the shares of Class A common stock issuable upon exchange of New Class A Units. The individual selling stockholders, as applicable, will be named in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus.
(1)	Assumes that each selling stockholder sells all of its shares of Class A common stock offered pursuant to this prospectus and neither acquires nor disposes of any other shares, or right to purchase other shares, of our common stock subsequent to the date as of which we obtained information regarding its holdings. The selling stockholders are not obligated to sell all or any portion of the shares of our Class A common stock, and the number and percentage of shares of Class A common stock owned after the offering will depend on the number of shares actually sold.
(2)	Based on a total of 42,569,750 shares of Class A common stock outstanding as of April 30, 2012 on a fully-exchanged basis.
(3)	Mr. Gottdiener is Chief Executive Officer, President and Chairman of the Board of the Company.
(4)	Includes 6,338 New Class A Units held by Mr. Gottdiener through Vestar/D&P Holdings, LLC.
(5)	Also includes 676,473 New Class A Units and Class B shares that are exchangeable into an equal number of shares of Class A common stock. Certain New Class A Units and Class B common stock beneficially owned by Mr. Gottdiener are held by trusts for the benefit of Mr. Gottdiener.
(6)	Of such shares, 607,105 shares are not subject to any vesting or lockup restrictions as of the date of this prospectus and 75,706 shares will no longer be subject to vesting and lockup restrictions as of September 30, 2012.
(7)	Mr. Puzzuoli is Executive Vice President and Chief Financial Officer of the Company.
(8)	Mr. Silverman is Executive Vice President, Corporate Development and Segment Leader, Investment Banking of the Company.
(9)	Includes 134,731 New Class A Units and Class B shares that are exchangeable into an equal number of shares of Class A common stock.
(10)	Of such shares, 122,116 shares are not subject to any vesting or lockup restrictions as of the date of this prospectus and 12,615 shares will no longer be subject to vesting and lockup restrictions as of September 30, 2012.
(11)	Mr. Marschke is Executive Vice President and Chief Operating Officer of the Company.
(12)	Includes 63,914 New Class A Units and Class B shares that are exchangeable into an equal number of shares of Class A common stock.
(13)	Mr. Krueger is a Director of the Company.
(14)	Includes 5,071 New Class A Units held by Mr. Krueger through Vestar/D&P Holdings, LLC.
(15)	Includes 35,920 New Class A Units and Class B shares that are exchangeable into an equal number of shares of Class A common stock.
(16)	Mr. Belke is a member of our board of directors. As an officer of Lovell Minnick Equity Partners LP and LM Duff Holdings, LLC, Mr. Belke may be deemed to share beneficial ownership of the shares held respectively by Lovell Minnick Equity Partners LP and LM Duff Holdings, LLC. Mr. Belke disclaims beneficial ownership of such shares and any other shares held by affiliates of Lovell Minnick Partners LLC.
(17)	Mr. Levy is a member of our board of directors. As an officer of Vestar Capital Partners IV, L.P. and Vestar/D&P Holdings, LLC, Mr. Levy may be deemed to share beneficial ownership of the shares held respectively by Vestar Capital Partners IV, L.P. and Vestar/D&P Holdings, LLC. Mr. Levy disclaims beneficial ownership of such shares and any other shares held by affiliates of Vestar Capital Partners.
(18)	Mr. Lovell is a member of our board of directors. As an officer of Lovell Minnick Equity Partners LP and LM Duff Holdings, LLC, Mr. Lovell may be deemed to share beneficial ownership of the shares held respectively by Lovell Minnick Equity Partners LP and LM Duff Holdings, LLC. Mr. Lovell disclaims beneficial ownership of such shares and any other shares held by affiliates of Lovell Minnick Partners LLC.
(19)	Includes 2,753,090 New Class A Units owned directly by Vestar Capital Partners IV, L.P. These units may be deemed to be beneficially owned by Vestar Associates Corporation IV, which is the general partner of Vestar Associates IV, L.P., which in turn is the general partner of Vestar Capital Partners IV, L.P. Also includes 86,608 New Class A Units owned directly by Vestar/D&P Holdings LLC. These units may be deemed to be beneficially owned by Vestar Associates Corporation IV, which is the general partner of Vestar Associates IV, L.P., which is the general partner of Vestar Capital Partners IV, L.P., which in turn is the managing member of Vestar/D&P Holdings LLC. Includes 6,338 shares of Class B common stock held by Mr. Gottdiener and 5,071 shares of Class B common stock held by Mr. Krueger through Vestar/D&P Holdings, LLC. The executive officers and directors of Vestar Associates Corporation IV are: Daniel S. O'Connell, Brian P. Schwartz, Jack Feder, Arthur J. Nagle, James P. Kelley, Robert L. Rosner, Norman W. Alpert, Sander M. Levy, John R. Woodard, James L. Elrod and Federico Pena. The address of Vestar Capital Partners IV, L.P. and Vestar/D&P Holdings, LLC is 245 Park Avenue, 41st Floor, New York, NY 10167.

(20)	Includes 2,093,675 shares of Class A Common Stock held by Lovell Minnick Equity Partners LP (“LMEP”) and shares of Class A Common Stock held by LM Duff Holdings LLC (“LM Duff”). LMEP is controlled by its sole general partner, Lovell Minnick Equity Advisors LLC (“LMEA”), and LMEA is controlled by its sole managing member, Lovell Minnick Partners LLC (“LMP”). LM Duff is controlled by its sole managing member, Lovell Minnick Equity Partners II LP (“LMEP II”). LMEP II is controlled by its sole general partner, Lovell Minnick Equity Advisors II LLC (“LMEA II”), and LMEA II is controlled by its sole managing member, LMP. All investment decisions with respect to the Lovell Minnick funds are made by an Investment Committee composed of Jeffrey D. Lovell, James E. Minnick, Jennings J. Newcom, and Robert M. Belke. The address for Lovell Minnick is 150 N. Radnor Chester Road, Suite A200, Radnor, Pennsylvania 19807.
(21)	The address for Shinsei is 2-chome, 4-3, Nihonbashi Muromachi Chuo-ku, Tokyo 103-8303 Japan.
(22)	Includes 198,970 New Class A Units and Class B shares that are exchangeable into an equal number of shares of Class A common stock.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;
•	through agents;
•	to or through underwriters, brokers or dealers; or
•	through a combination of any of these methods.

We are also registering the shares of Class A common stock covered by this prospectus for the selling stockholders. The Class A common stock may be sold from time to time by the selling stockholders. Such sales may be made in the over-the-counter market at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale by such persons.

If and to the extent we offer and sell securities pursuant to this prospectus and elect to use any or all of the proceeds from such offering to redeem New Class A Units held by the selling stockholders, the Class A common stock into which such New Class A Units would have been exchangeable will no longer be available for resale pursuant to this prospectus.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus and the manner in which the selling stockholders may sell the Class A common stock, include, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.

We or the selling stockholders may also enter into hedging transactions. For example, we or a selling stockholder may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the Class A common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of Class A common stock received from us or the selling stockholders, as applicable, to close out its short positions;
•	sell securities short and redeliver such shares to close out our or the selling stockholders' short positions;
•	enter into option or other types of transactions that require us or the selling stockholders, as applicable, to deliver Class A common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the Class A common stock under this prospectus; or
•	loan or pledge the Class A common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we or the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	specific information about each selling stockholder, as applicable;
•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•	any delayed delivery arrangements;
•	any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We or the selling stockholder will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We or the selling stockholders may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we or the selling stockholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We or the selling stockholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We or the selling stockholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we or the selling stockholders may enter into agreements with such underwriters or agents pursuant to which we or the selling stockholder receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We or the selling stockholders may sell the offered securities to dealers as principals. We may negotiate and pay dealers' commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We or the selling stockholders may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We or the selling stockholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We or the selling stockholders will enter into such delayed contracts only with institutional purchasers that we or the selling stockholder, as applicable, approve(s). These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We or the selling stockholders may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Pursuant to the Registration Rights Agreement, we have agreed to pay any and all expenses incident to the performance of or compliance with the registration or marketing of the shares of Class A common stock offered by the selling stockholders hereby and have agreed to indemnify each holder of such shares and its officers and directors and any person who controls any holder against certain losses, claims, damages and expenses arising under the securities laws.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than the Class A common stock which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities or preferred stock on any securities exchange; any such listing with respect to any particular debt securities or preferred stock will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of Class A common stock, the underwriters may purchase and sell shares of Class A common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of Class A common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters' over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the Class A common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of Class A common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated balance sheets of Duff & Phelps Corporation and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2011, the related consolidated financial statement schedule, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplements and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act, which reflect the Company's current views with respect to, among other things, future events and financial performance. The Company generally identifies forward looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this discussion are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us, or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and the risk factors section that are included in our Annual Report on Form 10-K and our other filings under the Exchange Act which are incorporated by reference in this prospectus. These risks are not exhaustive. Other sections of this prospectus and the documents incorporated by reference may include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement, of which this prospectus is a part, and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplements, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

(a)	Annual Report on Form 10-K for the year ended December 31, 2011;
(b)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012;
(c)	Current Reports on Form 8-K and Form 8-K/A, dated March 1, 2012, March 2, 2012, April 23, 2012 and April 23, 2012;
(d)	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 5, 2012 (portions incorporated by reference in our Annual Report on Form 10-K); and
(e)	Registration Statement on Form 8-A dated September 20, 2007.

We also incorporate by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference into this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents).

You may request a copy of these documents by writing or telephoning us at:

Investors Relations
Duff & Phelps Corporation
55 East 52nd Street, 31st Floor
New York, New York 10055
Telephone: (212) 871-2000

In reviewing the agreements included as exhibits to the registration statement (whether incorporated by reference to earlier filings or otherwise), of which this prospectus or any prospectus supplement is a part, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and (i) should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement; (iii) may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the securities being registered, other than underwriting discounts and commissions in connection with any offering of the securities. Underwriting discounts and commissions in connection with the offering of common stock by the selling stockholder will be payable by the selling stockholder in all cases. The selling stockholder will not bear any portion of the below expenses. All the amounts shown are estimates, except for the SEC registration fee.

Amount to Be Paid*
SEC Registration Fee	$23,954
Accounting Fees and Expenses	$25,000
Legal Fees and Expenses	$100,000
Printing Expenses	$2,000
Trustee Fees	$5,000
Miscellaneous Expenses	$10,000
Total	$165,954

*	Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. The amounts shown are estimates of expenses payable by us in connection with the filing of this registration statement and are exclusive of any offering of securities hereunder.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Company. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation provides for indemnification by the Registrant its directors, officers and employees to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by DGCL.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant's Amended and Restated Certificate of Incorporation or otherwise as a matter of law.

Item 16. Exhibits.

The Exhibits to this registration statement are listed in the Index to Exhibits on page II-5 and are incorporated by reference herein.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(A)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(D) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act:

(i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(E) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(F) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)2 of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of May, 2012.

DUFF & PHELPS CORPORATION

By:	/s/ Noah Gottdiener Name: Noah Gottdiener Title: Chairman of the Board and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Edward S. Forman and Patrick Puzzuoli and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date
/s/ Noah Gottdiener Noah Gottdiener	Chairman of the Board and Chief Executive Officer	May 3, 2012
/s/ Patrick M. Puzzuoli Patrick M. Puzzuoli	Executive Vice President and Chief Financial Officer	May 3, 2012
/s/ Robert M. Belke Robert M. Belke	Director	May 3, 2012
/s/ Peter W. Calamari Peter W. Calamari	Director	May 3, 2012
/s/ William R. Carapezzi William R. Carapezzi	Director	May 3, 2012
/s/ John A. Kritzmacher John A. Kritzmacher	Director	May 3, 2012
/s/ Harvey M. Krueger Harvey M. Krueger	Director	May 3, 2012
/s/ Sander M. Levy Sander M. Levy	Director	May 3, 2012
/s/ Jeffrey D. Lovell Jeffrey D. Lovell	Director	May 3, 2012
/s/ Gordon A. Paris Gordon A. Paris	Director	May 3, 2012

EXHIBIT INDEX

Exhibit Number
1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Certificate of Incorporation of Duff & Phelps Corporation (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 filed with the SEC on September 5, 2007).
3.2	Amended and Restated By-Laws of Duff & Phelps Corporation (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 filed with the SEC on September 5, 2007).
3.3	Third Amended and Restated Limited Liability Company Agreement of Duff & Phelps Acquisitions, LLC, dated as of October 3, 2007 (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed with the SEC on November 14, 2007).
4.1	Form of Indenture for Debt Securities (including form of Debt Security). (incorporated by reference to Exhibit 4.1 to the Company's registration statement on Form S-3 (File No. 158739)).
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
10.1	Registration Rights Agreement, dated as of October 3, 2007, by and among Duff & Phelps Corporation, Duff & Phelps Acquisitions LLC, Lovell Minnick Equity Partners LP, LM Duff Holdings, LLC, Vestar Capital Partners IV L.P., Vestar/D&P Holdings, LLC and the Holders as set forth in the Agreement (incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q filed with the SEC on November 14, 2007).
10.2	Exchange Agreement, dated as of October 3, 2007, by and among Duff & Phelps Acquisitions, LLC, Lovell Minnick Equity Partners LP, LM Duff Holdings, LLC, Vestar Capital Partners IV, L.P., Vestar/D&P Holdings, LLC and the Members as set forth in the Agreement (incorporated by reference to Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q filed with the SEC on November 14, 2007).
10.3	First Amendment to the Exchange Agreement, dated as of October 5, 2009, by and among Duff & Phelps Acquisitions, LLC, Lovell Minnick Equity Partners LP, LM Duff Holdings, LLC, Vestar Capital Partners IV, L.P., Vestar/D&P Holdings, LLC and the other Amending Members as set forth in the Amendment (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on October 6, 2009).
12.1	Statement re Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of KPMG LLP.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page hereto).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, of The Bank of New York Mellon, as Trustee under the Indenture.

*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.